UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 1, 2006

                        NATIONAL INVESTMENT MANAGERS INC.
               (Exact Name of Registrant as Specified in Charter)

         Florida                  000-51252                  59-2091510
(State of Incorporation)   (Commission File Number)        (IRS Employer
                                                        Identification No.)

                        420 Lexington Avenue, Suite 2420
                            New York, New York 10170
               (Address of principal executive offices) (Zip Code)

                                 (212) 389-7832
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement
Item 2.01         Completion of Acquisition or Disposition of Assets; and


On December 1, 2006, National Investment Managers Inc. (the "Company") entered into and closed a Stock Purchase Agreement (the "Agreement") with Charles and Mary McLeod ("Sellers") and National Actuarial Pension Services, Inc. ("NAPS"). Pursuant to the Agreement, the Company acquired and, the Sellers sold, 100% of the outstanding securities in NAPS. NAPS is engaged in the business of retirement planning, pension plan design and administration.

In consideration for 100% of the outstanding securities in NAPS, the Company paid the Sellers $1,750,000 in cash and issued the Sellers promissory notes for an aggregate of $700,000 with the first promissory note in the amount of $350,000 payable February 1, 2008 and the second promissory note in the amount of $350,000 payable February 1, 2009.

In connection with the acquisition of 100% of the outstanding securities in NAPS described above, the Company entered into the following agreements:

      o a Non-Competition, Non-Disclosure and Non-Solicitation Agreement between the Company and the Sellers;
      o an Employment Agreement with Charles McLeod for a period of one year with compensation of $12,500 per year; and
      o an Employment Agreement with Mary McLeod for a period of one year with compensation of $12,500 per year.

As previously disclosed, on May 30, 2006, the Company entered into agreements with Laurus Master Fund, Ltd. ("Laurus") pursuant to which the Company sold debt and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The $7,000,000 purchase price for the secured term note was placed into a restricted account with North Fork Bank. Concurrent with the closing of the acquisition of NAPS, $2,745,000 was released from the restricted account. In connection with the release of the funds from the restricted account, NAPS and Laurus entered into a Joinder Agreement pursuant to which the assets of NAPS were collateralized by Laurus and the securities of NAPS were pledged to Laurus. The Company utilized funds released from the restricted account in connection with the acquisition of NAPS to finance the cash component of the purchase price.

Prior to the acquisition of NAPS, no material relationship existed between the Company and the Sellers and/or their affiliates, directors, officers or any associate of an officer or director.

NAPS currently serves approximately 600 plans through its office located in Houston, Texas.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial Statements of businesses acquired.

      Audited Financial Statements of the NAPS for the years ended December 31, 2005 and 2004. (to be filed by amendment)


      Unaudited Financial Statements of NAPS for the nine months ended September 30, 2006. (to be filed by amendment)


(b)   Proforma Financial Information

      Proforma Financial Information (to be filed by amendment)

(c)   Index of Exhibits.

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

Exhibit No.               Exhibit Description

10.1 Stock Purchase Agreement by and between National Investment Managers Inc., National Actuarial Pension Services, Inc., Charles McLeod and Mary H. McLeod

10.2 Promissory Note issued by National Investment Managers Inc. to Charles McLeod and Mary H. McLeod

10.3 Promissory Note issued by National Investment Managers Inc. to Charles McLeod and Mary H. McLeod

10.4 Employment Agreement entered between National Investment Managers Inc. and Charles McLeod

10.5 Employment Agreement entered between National Investment Managers Inc. and Mary McLeod

10.6 Non-Competition, Non-Disclosure and Non-Solicitation Agreement between National Investment Managers Inc. and Charles McLeod and Mary H. McLeod.

10.7 Joinder Agreement between Laurus Master Fund, Ltd. and National Actuarial Pension Services, Inc.

99.1  Press Release



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


NATIONAL INVESTMENT MANAGERS INC.


By:      /s/ Steve Ross
         ------------------------------
Name:    Steve Ross
Title:   President and Chief Executive Officer

Date:    December 4, 2006


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